SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A2

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2001

Caddo Enterprises Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-29023	98-0210155
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7995 Westminster Highway, Apt. 101
Richmond, British Columbia, V6X 3Y5
(604) 214-0421
(Address and telephone number of principal executive offices, including Zip Code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On September 23, 1997 a change of control of the registrant was effected, whereby Devinder Randawa, who resigned as President, Chief Executive Officer, Chief Financial Officer and Director of Caddo Enterprises Inc. ("Caddo") on December 24, 2001, transferred, by way of a gift, 152,000 shares of Caddo to Bob Hemmerling, who resigned as Director, Secretary and Treasurer of Caddo on December 24 2001.

On September 23, 1997, Devinder Randawa, transferred, by way of a gift, 196,000 shares of Caddo to eight other individuals, of which no one individual beneficially owns more than 5% of Caddo's issued and outstanding share capital.

On January 7, 2002 a change of control of the registrant was affected, whereby Bob Hemmerling, former Director, Secretary and Treasurer of Caddo, transferred, by way of a gift, 152,000 shares of Caddo to Garry Henry, who was appointed President, Chief Executive Officer, Chief Financial Officer and Director of Caddo on December 24, 2001.

On January 7, 2002 a change of control of the registrant was affected, whereby Devinder Randhawa, former President, Chief Executive Officer, Chief Financial Officer and Director of Caddo, transferred, by way of a gift, 127,500 shares of Caddo to Laurie deBoer, who was appointed as Secretary, Treasurer and Director of the Caddo on December 24, 2001.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

On December 24, 2001, Devinder Randhawa, President, Chief Executive Officer, Chief Financial Officer and Director, and Bob Hemmerling, Director, Secretary and Treasurer tendered their resignations, which were accepted. Neither director had a disagreement with the registrant on any matter relating to the registrant's operations, policies or practices. Garry Henry, who will serve as President, Chief Executive Officer, Chief Financial Officer and Director, and Laurie deBoer, who will serve as a Director, Secretary and Treasurer were elected by unanimous consent. Their election will be approved by shareholders at the next annual meeting. Biographies of the new directors are provided below:

Garry Henry was appointed President, Chief Executive Officer, Chief Financial Officer and Director on December 24, 2001. From 1991 to 2000, Mr. Henry was financial advisor for Canaccord Capital Ltd. in Vancouver BC. From 1986 to 1991, he worked for Haywood Securities as a financial advisor. From 1972 to 1986, he worked for West Coast Securities Ltd. in Vancouver, BC as a financial advisor. Mr. Henry has been a licensed financial advisor for the past 29 years. During that time, his primary functions included account management, security trading, market making, due diligence and corporate finance.

Mr. Henry has completed the following courses: Investment Dealers Association Registration, Effective Management in the Canadian Securities Industry, "The Securities Program" - Corporate Governance/Continuous Disclosure." He also holds the Series 62 and 63 securities licenses for the sale of corporate securities and for state registration, respectively.

Laurie deBoer, was appointed Director, Secretary and Treasurer on December 24, 2001. Since the autumn of 1999, Laurie deBoer has been employed as the Executive Assistant by the corporate finance firm RD Capital. As well as providing accounting services for public companies, Ms. deBoer assists those companies with their reporting obligations. Ms. deBoer has also held the office of Secretary with the Strathmore Minerals Corp. since May of 2000. Strathmore Minerals Corp. is engaged in the business of acquiring and developing uranium properties and trades on the CDNX under the trading symbol STM. After a 4 year career in banking, and a 9 year career in the hospitality industry, Ms. deBoer returned to school in 1988. Graduating with honors in 1991, Ms. de Boer received both a certificate and a diploma in Business Administration from Red Deer Community College, Red Deer,

Canada in 1990 and 1991, respectively. After graduation in 1991, Ms. deBoer worked as a cost and staff accountant for a manufacturing firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2002

CADDO ENTERPRISES INC.

By: /s/    "Quing Chuan Yang"
Quing Chuan Yang, President,
Secretary and Treasurer